Exhibit 12




                        SIDLEY AUSTIN BROWN & WOOD LLP

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       LONDON                                               WASHINGTON, D.C.




                                             August 23, 2004





Merrill Lynch EuroFund
800 Scudders Mill Road
Plainsboro, New Jersey  08536

Merrill Lynch Pan-European Growth Fund,
 a series of Mercury Funds, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey  08536

         Re: Reorganization of Merrill Lynch Pan-European Growth Fund, a series of Mercury Funds, Inc. and Merrill Lynch EuroFund
              ----------------------------------------------------------

Ladies and Gentlemen:

     You have requested our opinion as to certain Federal income tax consequences of the acquisition by Merrill Lynch EuroFund ("EuroFund") of substantially all of the assets of, and the assumption by EuroFund of substantially all of the liabilities of, Merrill Lynch Pan-European Growth Fund ("Pan-European Growth"), a series of Mercury Funds, Inc. and the simultaneous distribution of newly issued shares of beneficial interest, par value $.10 per share, to the stockholders of Pan-European Growth in exchange for such stockholders' shares of common stock, with a par value of $.0001 per share, of Pan-European Growth (the "Reorganization"). Pan-European Growth is a "feeder" fund that invests all of its assets in a "master" portfolio,

Merrill Lynch Master Pan-European Growth Portfolio ("Master Pan-European Growth"), a series of Mercury Master Trust. The Reorganization will comprise
(i) the acquisition by Pan-European Growth of substantially all of the assets and assumption of substantially all of the liabilities of its master portfolio, Master Pan-European Growth, in exchange for all of Pan-European Growth's beneficial interests in Master Pan-European Growth; (ii) the acquisition by EuroFund of substantially all of the assets and assumption of substantially all of the liabilities of Pan-European Growth, in exchange for shares of beneficial interest of EuroFund, and (iii) the subsequent distribution by Pan-European Growth of the shares of beneficial interest of EuroFund to its stockholders in liquidation. After the Reorganization, Pan-European Growth will cease to operate, will have no assets remaining, will have final Federal and state (if any) tax returns filed on its behalf and will be terminated as a series of Mercury Funds, Inc.

     This opinion letter is furnished pursuant to (i) the section entitled "The Reorganization-Terms of the Agreement and Plan-Amendments and Conditions" in the Joint Proxy Statement and Prospectus, which is part of the Registration Statement on Form N-14 (File No. 333-115276) of EuroFund, as amended to date (the "N-14 Registration Statement") which became effective on June 5, 2004, and (ii) Sections 9(h) and 11(h) of the Agreement and Plan of Reorganization, dated as of June 4, 2004, by and between EuroFund, Master Pan-European Growth and Pan-European Growth (the "Plan"). All terms used herein, unless otherwise defined, are used as defined in the Plan.

     In rendering our opinion, we have reviewed and relied upon (a) the Plan,
(b) the N-14 Registration Statement and (c) certain representations concerning the Reorganization made by Pan-European Growth, Master Pan-European Growth and EuroFund in letters dated August 23, 2004 (the "Representations").

     Based upon current law, including cases and administrative interpretations thereof and on the reviewed materials listed above, it is our opinion that:

     1. Pursuant to Treasury Regulation section 301.7701-3(b)(1), the existence of Master Pan-European Growth as an entity independent of Pan-European Growth is disregarded for Federal income tax purposes and, therefore, the transfer of the assets and liabilities of Master Pan-European Growth to Pan-European Growth in return for all of Pan-European Growth's beneficial interests in Master Pan-European Growth will have no Federal income tax consequences;

     2. The acquisition by EuroFund of substantially all of the assets of Pan-European Growth, as described in the Plan, will constitute a reorganization within the meaning of section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), and EuroFund and Pan-European Growth will each be a "party" to a reorganization within the meaning of section 368(b) of the Code.

     3. In accordance with section 361(a) of the Code, Pan-European Growth will not recognize any gain or loss either on the transfer of substantially all of its assets to EuroFund in exchange solely for shares of beneficial interest of EuroFund or on the simultaneous distribution of shares of beneficial interest of Euro Fund to the stockholders of Pan-European Growth.

     4. In accordance with section 1032 of the Code, EuroFund will recognize no gain or loss as a result of the Reorganization.

     5. In accordance with section 354(a)(1) of the Code, stockholders of Pan-European Growth will recognize no gain or loss on the exchange of their shares of common stock of Pan-European Growth solely for shares of beneficial interest of EuroFund.

     6. The basis of the assets of Pan-European Growth received by EuroFund will be the same as the basis of such assets to Pan-European Growth immediately before the consummation of the Reorganization in accordance with section 362(b) of the Code.

     7. In accordance with section 358 of the Code, immediately after the Reorganization, the basis of the shares of beneficial interest of EuroFund received by stockholders of Pan-European Growth (including fractional shares to which they may be entitled) will be the same as the basis of their shares of common stock of Pan-European Growth exchanged pursuant to the Reorganization.

     8. In accordance with section 1223 of the Code, the holding period of the shares of beneficial interest of EuroFund received in the Reorganization (including fractional shares) will include the holding period of the shares of common stock of Pan-European Growth exchanged pursuant to the Reorganization, provided that such shares of common stock were held as a capital asset on the date of the Reorganization.

     9. The holding period of the assets acquired by EuroFund from Pan-European Growth will include the period during which such assets were held by Pan-European Growth in accordance with section 1223 of the Code.

     10. Pursuant to section 381(a) of the Code and section 1.381(a)-1 of the Income Tax Regulations, EuroFund will succeed to and take into account the items of Pan-European Growth described in section 381(c) of the Code, subject to the provisions and limitations specified in sections 381, 382, 383 and 384 of the Code and the regulations thereunder. Under section 381(b) of the Code, the tax year of Pan-European Growth will end on the date of the Reorganization.

     Our opinion represents our best legal judgment with respect to the proper Federal income tax treatment of the Reorganization, based on the facts contained in the Plan, the N-14 Registration Statement and the Representations. Our opinion assumes the accuracy of the facts as described in the Plan, the N-14 Registration Statement and the Representations and could be affected if any of the facts as so described are inaccurate.

     We are furnishing this opinion letter to the addressees hereof, solely for the benefit of such addressees in connection with the Reorganization. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                    Very truly yours,

                                    /s/  Sidley Austin Brown & Wood LLP